Exhibit 15.1

December 3, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated April 27, 2018, July 27, 2018 and October 26, 2018 on our reviews of interim financial information of United Technologies Corporation (the “Corporation”), which are included in the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 are incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut